Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 4, 2022, with respect to the consolidated financial statements and financial statement schedule III of RREEF Property Trust, Inc., included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chicago, Illinois
March 11, 2022